UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 22, 2011

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated With Exit or Disposal Activities.

The information presented under Item 8.01 below is incorporated by reference into this Item 2.05.

Item 2.06.  Material Impairments.

The information presented under Item 8.01 below is incorporated by reference into this Item 2.06.

Item 5.02.  Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

In connection with the previously announced departure of Mr. Jeffrey Kugler, Gleacher & Company, Inc.’s (the “Company”) former Chief Financial Officer, the Company and Mr. Kugler entered into a letter agreement (the “Letter Agreement”) regarding the terms of Mr. Kugler’s departure. The Letter Agreement provides for immediate vesting of portions of equity awards granted to Mr. Kugler totaling approximately 43,000 shares of the Company’s common stock, subject to Mr. Kugler’s execution and non-revocation of a release of claims with respect to the Company (the “Release Conditions”).  All other restricted stock and restricted stock units that are unvested as of Mr. Kugler’s departure date will be forfeited.  In addition, subject to the Release Conditions and compliance with applicable restrictive covenants, Mr. Kugler will receive a continuation of his base salary at the rate of $250,000 per year in installments through December 31, 2011.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

The Company announced in a press release issued on August 22, 2011 that it is implementing a new strategic plan as described in Item 8.01 below. That press release is filed herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On August 22, 2011, the Company announced that it is implementing a new strategic plan.  The Company will continue to service clients through its fixed income business and will realign and invest in its core investment banking practice.  These changes resulted from the Company’s previously announced strategic review of its business operations.

The strategic plan is designed to maximize revenue and rationalize expenses by:

•                  Leveraging the expertise and execution capabilities of the Company’s fixed income business, including capitalizing on opportunities in the mortgage-backed securities and credit markets;

•                  Realigning the Company’s investment banking practice to enhance the firm’s position as a leading advisor and to deliver the capital raising capabilities of its fixed income business to corporate clients;

•                  Reorganizing around key industry verticals, including real estate, financial services, aerospace and defense, general industrial, and financial sponsor coverage;

•                  Opportunistically adding new businesses that are synergistic with the Company’s core competencies and the needs of its clients; and

•                  Continuing the build out of the Company’s national mortgage origination platform through additional investment in ClearPoint Funding.

The Company will exit the Equities business, effective immediately. The Company determined that the Equities Division was an underperforming, non-core asset, and that its closure will allow the Company to improve its focus and invest in its core competencies.  Exiting the Equities business will impact 62 employees.  The plan also includes the termination of 32 investment banking employees as well as certain administrative positions.

Following these actions, the Company will carry a headcount of approximately 400 employees.  The Company estimates that annual run rate operating expenses will be reduced by approximately $40 million, which includes savings related to compensation and benefits, anticipated settlement of leases and other contractual obligations.

The Company also stated its intent to target an operating margin of 10% and return on equity of 15%.  It is further targeting a compensation-to-revenue ratio of 60%, with the Company’s senior managers committed to this plan.  The Company said that it intends that equity grants will represent a substantial portion of annual bonus compensation for the leaders of its business segments.

The Company’s Board of Directors approved the plan to exit the Equities business on August 22, 2011.  As stated above, the principal reasons for this decision were that the Equities division was an underperforming, non-core asset, and that its closure will allow the Company to improve focus and invest in its core competencies.  In connection with this plan, the Company expects to incur a pre-tax charge in the third quarter of 2011 of approximately $10 million.  Of the total charge, the Company estimates that approximately $8 million will result in future cash expenditures.  The major types of costs associated with the plan, and an estimate of each, are as follows:

•                  approximately $3 million to $5 million related to severance and other compensation costs;

•                  approximately $2 million to $4 million in lease costs; and

•                  approximately $2 million to $4 million in costs associated with third-party vendor contracts and other costs.

As a result of the planned termination of 32 investment banking employees and an associated realignment of the business, the Company concluded on August 22, 2011 that a material charge for impairment of intangible assets, including goodwill, related to its investment banking business is required under generally accepted accounting principles.  The Company is engaged in an analysis to determine the extent of the impairment and the size of the related charge.  The Company currently believes that all or a large majority of the $88 million in intangible assets related to the investment banking division has been impaired, and will be written off for financial reporting purposes.

The Company’s Board of Directors has also approved changes in the Company’s general policy regarding the vesting and forfeiture of equity awards under the 2007 Incentive Compensation Plan.  Under the prior policy, equity awards granted in connection with year-end bonus compensation were expensed ratably during the year with respect to which the service was provided.  The Company currently expects that future equity awards in general will provide for forfeiture of awards by employees who leave the Company, which would result in the related compensation expense being recorded ratably over the vesting period of the award.  In connection with this change, the Company expects a reduction in compensation expense in the third quarter of 2011 of approximately $1.8 million.  This change does not affect the terms of, or accounting for, currently outstanding awards.

Special Note Regarding Forward-Looking Statements

This current report contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and demand for the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. The projections and financial targets contained in this press release represent the Company’s estimates and goals based on assumptions and information as of the date of this current report. There can be no assurance that any projection made by the Company will prove to be accurate or that the Company will be able to achieve any stated goals or targets.  Moreover, targets and goals are aspirational and not projections, and their reference herein should not be construed as a projection that the Company will attain them, either in the near term or at all.  The new strategic plan described in this current report may not yield the desired results. You are cautioned not to place undue reliance on any forward-looking statements contained in this current report. The Company does not undertake to update any of its forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1 — Letter Agreement between Gleacher & Company, Inc. and Jeffery Kugler, dated August 22, 2011.

99.1 — Press Release of Gleacher & Company, Inc. dated August 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Thomas J. Hughes
	Name:	Thomas J. Hughes
	Title:	Chief Executive Officer

Dated: August 22, 2011